UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2011 (May 11, 2011)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the "Annual Meeting") of The Warnaco Group, Inc. (the "Company") was held on May 11, 2011. There were present in person or by proxy, holders of 41,731,093 shares of common stock, or 93.43% of all votes eligible for the Annual Meeting.  At the Annual Meeting, the stockholders of the Company (the "Stockholders") voted on four proposals, each described in the Company's proxy materials for the Annual Meeting.  The voting results are set forth below.

Proposal 1 - Election of Directors

The following directors were elected to serve for a term of one year:

				Broker
	For	Against	Abstain	Non-Vote
David A. Bell	40,680,908	25,843	7,310	1,017,032
Robert A. Bowman	40,344,795	361,956	7,310	1,017,032
Richard Karl Goeltz	37,306,425	3,400,326	7,310	1,017,032
Joseph R. Gromek	40,607,102	100,154	6,805	1,017,032
Sheila A. Hopkins	40,678,548	28,201	7,312	1,017,032
Charles R. Perrin	40,678,029	28,722	7,310	1,017,032
Nancy A. Reardon	40,678,170	28,580	7,311	1,017,032
Donald L. Seeley	40,681,232	25,518	7,311	1,017,032
Cheryl Nido Turpin	40,681,333	25,418	7,310	1,017,032

Proposal 2 - Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

The proposal for Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm was ratified:

For	Against	Abstain
40,920,154	807,763	3,176

Proposal 3 - Advisory Vote on Executive Compensation

The Stockholders approved the advisory vote on executive compensation:

			Broker
For	Against	Abstain	Non-Vote
39,143,737	941,597	628,727	1,017,032

Proposal 4 - Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

The Stockholders approved holding future advisory votes on executive compensation every year:

				Broker
One Year	Two Years	Three Years	Abstain	Non-Vote
34,069,614	1,047,129	4,701,912	895,406	1,017,032

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: May 16, 2011	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer